Exhibit 10.9f

THIRD AMENDMENT
TO
MASTER LOAN AGREEMENT

THIS THIRD AMENDMENT TO THE MASTER LOAN AGREEMENT (this "**Amendment**"), is entered into as of June 30, 2009, between **GREEN PLAINS BLUFFTON LLC,** an Indiana limited liability company, formerly known as **INDIANA BIO-ENERGY, LLC,** an Indiana limited liability company (the "**Borrower**") and **AGSTAR FINANCIAL SERVICES, PCA**, a United States instrumentality (the "**Lender**").

RECITALS

A. Borrower and Lender entered into a Master Loan Agreement dated as of February 27, 2007, which was amended by that certain First Amendment to Master Loan Agreement dated October 15, 2008 and by that certain Second Amendment to Master Loan Agreement dated April 16, 2009 (together, the "**MLA**"); a First Supplement to Master Loan Agreement dated as of February 27, 2007 (the "**First Supplement**"); and a Second Supplement to Master Loan Agreement dated as of February 27, 2007 (the "**Second Supplement**," and together with the MLA and the First Supplement, the "**Loan Agreement**") by which the Lender agreed to extend certain financial accommodations to the Borrower.

B. At the request of Borrower, Borrower and Lender have agreed to make certain modifications to the Loan Agreement, all in accordance with the terms and conditions of this Amendment.

NOW THEREFORE, in consideration of the facts set forth in the above Recitals, which the parties agree are true and correct, and in consideration for entering into this Amendment, the undersigned hereby agree as follows:

AMENDMENTS

1. **Certain Defined Terms**. All terms used and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement. The following defined terms shall be added to the Loan Agreement as follow:

"Applicable Rate" means, in relation to any Loan which bears interest on a variable rate, the interest rate per annum which is equal to the greater of the (i) LIBOR Rate and (ii) one percent (1.0%).

"Effective Date of Third Amendment" means June 30, 2009.

"Third Amendment" means the Third Amendment to the Master Loan Agreement dated June 30, 2009.

2. **Amendments to the Loan Agreement**. The following terms, conditions, and covenants shall be added or amended and restated in the Loan Agreement, as appropriate, to read as follows:

a. Section 2.06. Section 2.06 is hereby amended and restated to read as follows:

Section 2.06. **Adjustments to Interest Rate**. Notwithstanding any other provision of this Agreement or the other Loan Documents, after the Conversion Date, the rate of interest under any Loan which bears interest on a variable rate, shall be adjusted according to the following schedule should the Tangible Owner's Equity/Tangible Net Worth of the Borrower, achieve the levels set forth below:

Tangible Owner's Equity ("TOE") and/or Tangible Net Worth ("TNW")	Interest Rate
TOE Less than 49.99% AND TNW less than $78,800,000.00	Applicable Rate plus 400 basis points
TOE Less than 49.99% AND TNW greater than $78,800,000.00	Applicable Rate plus 325 basis points
TOE from 50% through 60%	Applicable Rate plus 300 basis points
TOE from 61% through 70%	Applicable Rate plus 275 basis points
TOE greater than 70%	Applicable Rate plus 250 basis points

Upon delivery of the audited financial statements pursuant to Section 5.01(c)(i) for each fiscal year end beginning with the first fiscal year end after the Conversion Date, the rate of interest for any month shall automatically be adjusted in accordance with the Tangible Owner's Equity/Tangible Net Worth set forth therein and the rates set forth above. Such automatic adjustment to the rate of interest shall take effect as of the first Business Day of the month following the month in which the Lender received the related audited financial statements pursuant to Section 5.01 (c)(i). If the Borrower fails to deliver such audited financial statement which so sets forth the Tangible Owner's Equity/Tangible Net Worth

within the period of time required by Section 5.01(c)(i) hereof; fails to meet any financial covenants in the Agreement or any other Loan Document; or if any Event of Default occurs, the rate of interest shall automatically be adjusted to the Applicable Rate plus 400 basis points, such automatic adjustments: (a) to take effect as of the first Business Day after the last day on which the Borrower was required to deliver the applicable audited financial statement in accordance with Section 5.01(c)(i) hereof or in the case of an Event of Default, on the date the written notice is given to the Borrower; and (b) to remain in effect until subsequently adjusted in accordance herewith upon the delivery of such audited financial statements or, in the case of an Event of Default, when such Event of Default has been cured to the satisfaction of the Lender.

b. Section 5.01(c). The following subsections under Section 5.01(c) in the Loan Agreement are hereby amended and restated as follows, the remaining subsections in 5.01(c) shall remain unchanged:

(xxiv) As soon as available, but in no event later than 120 days after the end of each fiscal year of GPRE occurring during the term hereof, annual consolidated financial statements of GPRE, prepared in accordance with GAAP consistently applied and in a format that demonstrates any accounting or formatting change that may be required by the various jurisdictions in which the business of the Borrower is conducted (to the extent not inconsistent with GAAP). Such financial statements shall: (i) be audited by independent certified public accountants acceptable to Lender; (ii) be accompanied by a report of such accountants containing an certified opinion, without qualification, thereon acceptable to Lender; (iii) be prepared in reasonable detail, and in comparative form; and (iv) include a balance sheet, a statement of income, a statement of stockholders', members' or partner's equity, a statement of cash flows, and all notes and schedules relating thereto and any management letter;

(xxv) As soon as available but in no event later than 45 days after the end of each fiscal quarter of each fiscal year of GPRE occurring during the term hereof, unaudited quarterly consolidated financial statements of GPRE, prepared in accordance with GAAP consistently applied (except for the omission of footnotes and for the effect of normal year-end audit adjustments) and in a format that demonstrates any accounting or formatting change that may be required by various jurisdictions in which the business of GPRE is conducted (to the extent not inconsistent with GAAP). Each of such financial statements shall (i) be prepared in reasonable detail and in comparative form, and (ii) include a balance sheet, a statement of income for such quarter and for the period year-to-date, and such other quarterly statements as Lender may specifically request which quarterly statements shall include any and all supplements thereto. Such quarterly statements shall be certified by an authorized officer of GPRE;

c. Section 5.01(e). Subsection 5.01(e) is hereby amended and restated to read as follows:

Tangible Net Worth. On the Completion Date and until the Effective Date of Third Amendment, the Borrower's Tangible Net Worth shall not be less than $80,000,000.00; on the Effective Date of Third Amendment and continually thereafter until December 31, 2009, the Borrower's Tangible Net Worth shall not be less than $72,000,000.00; on January 1, 2010 and continually thereafter, the Borrower's Tangible Net Worth shall be not less than $78,800,000.00.

3. **Effect on Loan Agreement**. Except as expressly amended hereby, all of the terms of the Loan Agreement shall be unaffected by this Amendment and shall remain in full force and effect. Nothing contained in this Amendment shall be deemed to constitute a waiver of any rights of the Lender, or to affect, modify, or impair any of the Lender's rights under the Loan Documents.

4. **Representations and Warranties of Borrower.** The Borrower hereby agrees with, reaffirms, and acknowledges as follows:

(a) The representations and warranties contained in the Loan Agreement and the other Loan Documents are, and continue to be, true and correct and in full force and effect as of the date of this Amendment.

(b) Borrower has the power and authority to execute, deliver, and perform this Amendment, and any document required under this Amendment, and that all documents contemplated herein when executed and delivered to Lender will constitute the valid, binding and legally enforceable obligations of Borrower in accordance with their respective terms, except as enforceability may be limited by any applicable bankruptcy or insolvency laws.

5. **Administration Fee**. In addition to the fees required under the Loan Agreement and the other Loan Documents, the Borrower shall pay to the Agent for the benefit of the Banks on the Effective Date of this Amendment an administration fee equal to the aggregate outstanding principal amount of all Loans under the Loan Agreement as of April 30 2009 multiplied by 0.10 percent.

6. **Counterparts.** It is understood and agreed that this Amendment may be executed in several counterparts each of which shall, for all purposes, be deemed an original and all of which, taken together, shall constitute one and the same agreement even though all of the parties hereto may not have executed the same counterpart.

{SIGNATURE PAGE IMMEDIATELY FOLLOWS}

SIGNATURE PAGE TO
THIRD AMENDMENT TO MASTER LOAN AGREEMENT
BY AND BETWEEN
GREEN PLAINS BLUFFTON LLC
AND
AGSTAR FINANCIAL SERVICES, PCA
DATED: June 30, 2009

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to Master Loan Agreement to be executed by their respective duly-authorized officers as of the date first above written.

BORROWER:

GREEN PLAINS BLUFFTON LLC,
an Indiana limited liability company,

Ron B. Gillis

By: Ron B Gillis
Its: EVP Finance Treasurer

LENDER:

AGSTAR FINANCIAL SERVICES, PCA

Mark Schmidt

By: Mark Schmidt
Its: Vice President

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